Exhibit 99.2

Ozop Energy Solutions, Inc. Announces the Hiring of Umit Kayacik as Embedded Systems Engineer for Automated Room Controls, Inc.

Warwick, NY, August 1st, 2024 (GLOBE NEWSWIRE) — Ozop Energy Solutions, Inc. (OZSC or the “Company”) is pleased to announce the hiring of Umit Kayacik as an Embedded Systems Engineer for its subsidiary, Automated Room Controls Inc. (ARC). Mr. Kayacik brings extensive experience in embedded systems design and scalable IoT devices to the team.

Mr. Kayacik has over a decade of experience in automotive, railway, and industrial control systems. He holds a degree in Electrical/Electronic Engineering from Anadolu University, Turkey, and has developed real-time embedded software for various industries. His technical proficiency spans numerous microcontrollers and system-on-chips (SoCs) from prominent vendors such as STMicroelectronics, Texas Instruments, and NXP/Freescale.

Brian Conway, CEO of Ozop Energy Solutions Inc., stated, “We are thrilled to welcome Umit Kayacik to the ARC team. His extensive background in embedded systems and IoT device scalability aligns perfectly with our vision for innovation and excellence. Umit’s expertise will be instrumental in further developing our lighting control solutions, enhancing our capabilities, and offering unparalleled performance to our customers.”

Umit has led teams in designing video management systems, FPGA-based camera control systems, and embedded Linux board bring-up. He has provided software support for heavy-duty automotive projects, engaged in embedded software testing, and developed software for military and industrial applications, including embedded Linux systems and multimedia processors. Additionally, Umit has managed and designed industrial PLC and IO modules, automotive control systems, and car dashboards.

About Ozop Energy Solutions.

Ozop Energy Solutions (Ozop Energy Solutions (http://ozopenergy.com/) is the flagship company that oversees a wide variety of products in various stages of development in the renewable energy sector. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Automated Room Controls, Inc.

Also known as ARC, Inc. its mission is to deliver cutting-edge technology that simplifies complex control needs, ensuring seamless integration and exceptional performance. We aim to lead the industry by continuously innovating and providing solutions that meet the evolving demands of our customers. Our vision is to make control systems smarter, more efficient, and more accessible to everyone.

www.ARControl.com

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

About Ozop Engineering and Design

Ozop Engineering and Design engineers’ energy efficient, easy to install and use, digital lighting controls solutions for commercial buildings, campuses, and sports complexes throughout North America. Products include relays panels, controllers, occupancy/vacancy sensors, daylight sensors and wall switch stations. Ozop has a dedicated design team that produces system drawings and a technical support group for product questions and onsite system commissioning. Our mission is to be recognized for our deep understanding of power management systems and ability to provide the right solution for each facility.

www.ozopengineering.com

About Ozop Capital Partners

Ozop Capital Partners, Inc. is a wholly owned subsidiary of the Company, and wholly owns EV Insurance Company, Inc. (“EVIC”). EVIC, DBA Ozop Plus is licensed as a captive insurer that reinsures. www.OzopPlus.com

https://twitter.com/OzopEnergy

https://www.facebook.com/OzopEnergy/

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

Investor Relations Contact – Ozop

The Waypoint Refinery, LLC

845-397-2956

Visit our Discord:

https://discord.gg/waypoint